Exhibit 21.1


                         Subsidiaries of the Registrant

Subsidiary                                      State or Other Jurisdiction of Domicile
----------                                      ---------------------------------------
Ameritrade Online Holdings Corp.                Delaware
Ameritrade, Inc.                                Nebraska
Accutrade, Inc.                                 Nebraska
J.P. Securities, Inc.                           Nebraska
AmeriVest, Inc.                                 California
OnMoney Financial Services Corporation          Delaware
Freetrade.com, Inc.                             New York
Ameritrade Institutional Services, Inc.         Florida
Ameritrade Canada, Inc.                         Canada
Ameritrade IP Company, Inc.                     Delaware
Ameritrade Services Company, Inc.               Delaware
Ameritrade Development Company, Inc.            Delaware
Ameritrade International Company, Inc.          Cayman Islands
Financial Passport, Inc.                        Delaware
PFN Financial, LLC                              Delaware*
PFN Mortgage Services, LLC                      Delaware
PFN Mortgage Services, Inc.                     Delaware**
PFN Investment Management, LLC                  Delaware
Financial Passport Insurance Agency, Inc.       Virginia
TenBagger, Inc.                                 Nevada
TradeCast Inc.                                  Delaware
TradeCast Enterprises LLC                       Texas
TradeCast Investments Ltd.                      Texas
TradeCast Management Corp.                      Texas
TradeCast Ltd.                                  Texas
TradeCast Securities Ltd.                       Texas
Nebraska Hudson Company, Inc.                   New York
Datek Online Holdings Corp.                     Delaware
Datek Online Financial Services LLC             Delaware
Datek Online Management Corp.                   Delaware
iCapital Markets LLC                            New York
iClearing LLC                                   Delaware
Big Think Corp.                                 Delaware
Watcher Technologies LLC                        Delaware
WorldXT LLC                                     Delaware
Datek Canada Financial Services, Inc.           Canada

* In the process of being dissolved.

** In Texas, this entity is known as Ameritrade Support Services Corporation

Unless otherwise noted, each subsidiary does business under its actual name.